INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of InteliData Technologies Corporation on Form S-8 of our report dated February 26, 1999 (which expresses an unqualified opinion and includes an explanatory paragraph relating to InteliData Technologies Corporation's ability to continue as a going concern), appearing in the Annual Report on Form 10-K of InteliData Technologies Corporation for the year ended December 31, 1998.



/s/ Deloitte & Touche, LLP

McLean, Virginia
April 19, 1999